                                                                    Exhibit 99.2

SoftAware, Inc.
and Subsidiary

Consolidated Financial Statements for the
Years Ended December 31, 1999, 1998, and 1997, and
Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT



To the Board of Directors of
SoftAware, Inc.:


We have audited the accompanying consolidated balance sheets of SoftAware, Inc. and subsidiary (the Company) as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' (deficit) equity, and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of SoftAware, Inc. and subsidiary as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.



DELOITTE & TOUCHE LLP

Costa Mesa, California
April 3, 2000

SOFTAWARE, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------

                                                                         1999               1998
ASSETS

CURRENT ASSETS:
Cash and cash equivalents                                              $4,977,712       $  383,635
Accounts receivable, net of allowance for doubtful accounts of
  $34,707 (1999) and $15,480 (1998)                                       520,949          205,498
Other receivables                                                          21,821
Prepaid expenses and other current assets                                 207,858          104,218
                                                                       ----------       ----------

    Total current assets                                                5,728,340          693,351

PROPERTY AND EQUIPMENT, net (Notes 3 and 4)                             2,047,698          866,680

DEFERRED INCOME TAXES (Note 6)                                                              11,361

GOODWILL, net of accumulated amortization of $52,439 (Note 2)             325,124

OTHER ASSETS                                                               73,613           34,728
                                                                       ----------       ----------

                                                                       $8,174,775       $1,606,120
                                                                       ==========       ==========

See accompanying notes to consolidated financial statements.                   2

SOFTAWARE, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 1999 AND 1998 (Continued)

                                                                                   1999               1998
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

CURRENT LIABILITIES:
Accounts payable                                                                $   363,813      $    113,280
Accrued expenses                                                                    552,670            98,812
Accrued compensation                                                                186,684            21,740
Income tax payable                                                                   43,203            80,129
Current portion of capital lease obligations (Note 4)                               347,000           339,446
                                                                                -----------      ------------

    Total current liabilities                                                     1,493,370           653,407

CAPITAL LEASE OBLIGATIONS, net of current portion (Note 4)                          182,829           347,384

NOTE PAYABLE TO SHAREHOLDER (Note 7)
  AND OTHER LIABILITIES                                                               9,422            17,460

COMMITMENTS AND CONTINGENCIES (Notes 4 and 5)

MANDATORILY REDEEMABLE, convertible preferred stock,
  no par value; Series A, 4,593,023 shares designated, issued and
  outstanding (Note 8)                                                            7,900,000

STOCKHOLDERS' (DEFICIT) EQUITY (Note 8 and 9):
Common stock, no par value; 314,159,265 shares authorized;
  17,699,739 (1999) and 17,883,106 (1998) shares issued and outstanding           1,265,708           652,999
Accumulated deficit                                                              (2,676,554)          (65,130)
                                                                                -----------      ------------

      Net stockholders' (deficit) equity                                         (1,410,846)          587,869
                                                                                -----------      -----------
                                                                                $ 8,174,775      $ 1,606,120
                                                                                ===========      ===========

See accompanying notes to consolidated financial statements.                   3

SOFTAWARE, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------

                                                                   1999             1998             1997
REVENUES                                                        $6,656,156        $3,690,266       $2,022,870

COSTS OF REVENUES                                                3,179,008         1,485,658          939,225
                                                                ----------        ----------       ----------

GROSS PROFIT                                                     3,477,148         2,204,608        1,083,645

OPERATING EXPENSES:
Sales and marketing                                                942,953           583,298          303,678
General and administrative                                       2,999,791         1,317,455          588,261
Compensation expense associated with common
  stock issuance (Note 8)                                          320,850                            135,742
                                                                ----------        ----------       ----------

    Total operating expenses                                     4,263,594         1,900,753        1,027,681
                                                                ----------        ----------       ----------

(LOSS) INCOME FROM OPERATIONS                                     (786,446)          303,855           55,964

OTHER (INCOME) EXPENSE, net:
Interest expense                                                   103,848           111,397           61,726
Interest income                                                   (107,386)          (12,590)
Other income                                                       (94,333)
Loss on disposal of assets                                                            50,599
                                                                ----------        ----------       ----------

    Total other (income) expense, net                              (97,871)          149,406           61,726
                                                                ----------        ----------       ----------

(LOSS) INCOME BEFORE PROVISION (BENEFIT)
  FOR INCOME TAXES                                                (688,575)          154,449           (5,762)

PROVISION (BENEFIT) FOR INCOME TAXES
  (Note 6)                                                         (11,224)           57,138           10,830
                                                                ----------        ----------       ----------

NET (LOSS) INCOME                                                 (677,351)           97,311          (16,592)

ACCRETION RELATED TO MANDATORILY
  REDEEMABLE SERIES A PREFERRED STOCK (Note 8)                     (59,729)
                                                                ----------        ----------       ----------

NET (LOSS) INCOME APPLICABLE TO
  COMMON STOCKHOLDERS PER SHARE                                 $ (737,080)       $   97,311       $  (16,592)
                                                                ==========        ==========       ==========

See accompanying notes to consolidated financial statements.

SOFTAWARE, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------

                                                                                              Note
                                                                                           receivable                     Total
                                                                                          for sale of                 stockholders'
                                                                      Common stock          common       Accumulated    (deficit)
                                                                  --------------------
                                                                  Shares        Amount       stock         deficit        equity
BALANCE, January 1, 1997                                        15,395,624    $   88,000     $(27,770)   $  (145,849)   $   (85,619)
Issuance of common stock                                           893,304        43,057                                     43,057
Issuance of common stock for note receivable                       156,470         8,200       (8,200)
Compensation expense associated with issuance of
  common stock (Note 8)                                                          135,742                                    135,742
Repayment on note receivable for common stock                                                  27,770                        27,770
Net loss                                                                                                     (16,592)       (16,592)
                                                                ----------   -----------  -----------    -----------    -----------

BALANCE,  December 31, 1997                                     16,445,398       274,999       (8,200)      (162,441)       104,358

Repayment on note receivable for common stock                                                   8,200                         8,200
Issuance of common stock                                         1,437,708       378,000                                    378,000
Net income                                                                                                    97,311         97,311
                                                                ----------   -----------  -----------    -----------    -----------

BALANCE, December 31, 1998                                      17,883,106       652,999                     (65,130)       587,869

Issuance of common stock                                           697,500       320,850                                    320,850
Issuance of common stock for acquisition (Note 2)                  224,647       318,999                                    318,999
Issuance of Series A preferred stock (Note 8)
Accretion of Series A preferred stock to redemption
  value (Note 8)                                                                                             (59,729)       (59,729)
Repurchase of common stock (Note 8)                             (1,105,514)      (27,140)                 (1,874,344)    (1,901,484)
Net loss                                                                                                    (677,351)      (677,351)
                                                                ----------   -----------  -----------    -----------    -----------

BALANCE, December 31, 1999                                      17,699,739    $1,265,708     $      -    $(2,676,554)   $(1,410,846)
                                                                ==========    ==========  ===========    ===========    ===========

See accompanying notes to consolidated financial statements.

SOFTAWARE, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------

                                                                        1999               1998             1997
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income                                                   $  (677,351)        $  97,311        $ (16,592)
Adjustments to reconcile net (loss) income to net cash
  provided by operating activities:
  Compensation expense associated with common stock
    issuance                                                            320,850                            135,742
  Deferred income tax                                                    11,361           (19,316)           7,955
  Loss on disposal of property and equipment                                               50,599
  Provision for doubtful accounts receivable                             99,761           273,903           50,538
  Depreciation and amortization                                         576,117           232,315          136,659
  Changes in operating assets and liabilities,
    net of acquisition:
    Accounts receivable                                                (376,612)         (276,752)        (218,920)
    Other receivables                                                   (21,821)
    Prepaid expenses and other current assets                          (103,640)          (91,901)         (12,317)
    Other assets                                                        (46,530)          (32,909)            (244)
    Accounts payable                                                    135,926            60,267           26,799
    Accrued expenses and accrued compensation                           618,802            23,783           33,358
    Income taxes payable                                                (36,926)           76,454            2,875
    Other liabilities                                                     6,776
                                                                    -----------         ---------        ---------

        Net cash provided by operating activities                       506,713           393,754          145,853

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment                                   (1,470,080)          (47,709)         (24,603)
Cash acquired for acquisition, less cash paid                            12,539
                                                                    -----------         ---------        ---------

        Net cash used in investing activities                        (1,457,541)          (47,709)         (24,603)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on capital lease obligations                                  (379,068)         (317,813)        (117,562)
Net proceeds from issuance of Series A preferred stock                7,840,271
Issuance of common stock                                                                  378,000           43,057
Repurchase of common stock                                           (1,901,484)
Payments on note payable to shareholder                                 (14,814)          (76,652)         (84,000)
Repayments of note receivable for sale of common stock                                      8,200           27,770
                                                                    -----------         ---------        ---------

        Net cash provided by (used in) financing activities           5,544,905            (8,265)        (130,735)
                                                                    -----------         ---------        ---------

See accompanying notes to consolidated financial statements.

SOFTAWARE, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 1999 (Continued)
--------------------------------------------------------------------------------

                                                                        1999             1998            1997
NET INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS                                             $ 4,594,077      $  337,780       $  (9,485)

CASH AND CASH EQUIVALENTS, beginning of year                           383,635          45,855          55,340
                                                                   -----------      ----------       ---------

CASH AND CASH EQUIVALENTS, end of year                             $ 4,977,712      $  383,635       $  45,855
                                                                   ===========      ==========       =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION - Cash paid during the year for:
  Interest                                                         $   111,025      $  109,864       $  59,529
                                                                   ===========      ==========       =========
  Income taxes                                                     $    12,741      $   20,800       $  14,200
                                                                   ===========      ==========       =========


SUPPLEMENTAL DISCLOSURES OF NONCASH TRANSACTIONS:
The Company financed $208,371, $592,581, and $326,269 of property and equipment purchases during the years ended December 31, 1999, 1998, and 1997, respectively, through capital leases.

In 1997, the Company issued common stock in the amount of $8,200 in exchange for a note receivable.

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING ACTIVITY:
During the year ended December 31, 1999, the Company issued 224,647 shares of common stock valued at $318,999 and cash of $50,838 in conjunction with the purchase of Packet Central, Inc. (Note 2). In conjunction with the acquisition, certain liabilities were assumed or created as follows:

Fair value of assets acquired                                                                       $   69,739
Acquired intangible assets                                                                             377,563
Total consideration                                                                                   (369,837)
                                                                                                    ----------
 Liabilities assumed or created                                                                     $   77,465
                                                                                                    ==========

See accompanying notes to consolidated financial statements

SOFTAWARE, INC, AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Nature of Operations and Principles of Consolidation - SoftAware, Inc. (the Company), formerly Complexity Research, Inc., was organized in California on January 5, 1994. The accompanying consolidated financial statements of the Company include the accounts of SoftAware, Inc. and its wholly owned subsidiary. The Company provides commercial connectivity, including equipment, to the Internet for content providers and data center services, including co-location, monitoring, and administration, as well as various consulting services.

    Basis of Presentation - The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

    Cash and Cash Equivalents - Cash and cash equivalents include cash and certificates of deposit with original maturities of less than 90 days.

    Concentration of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of temporary cash investments and accounts receivable. The Company places its temporary investments with one major financial institution.

    The Company grants trade credit to its customers. The Company performs credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential credit losses and such losses have historically been within management's expectation.

    Property and Equipment - Property and equipment are stated at cost and depreciated over the estimated useful lives, which range from three to seven years, on a straight-line basis. Leasehold improvements are amortized over the shorter of the useful life of the improvement or the term of the related lease.

    Long-Lived Assets - The Company accounts for the impairment and disposition of long-lived assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of. In accordance with SFAS No. 121, long-lived assets to be held are reviewed for events or changes in circumstances which indicate that their carrying value may not be recoverable. The Company periodically reviews the carrying value of long-lived assets to determine whether or not impairment to such value has occurred by assessing their net realizable values based on estimated undiscounted cash flows over their remaining useful lives. Based on its most recent analysis, the Company believes that no impairment exists at December 31, 1999.

    Intangible Assets - The excess of cost over fair market value of net identifiable assets (goodwill) of acquired companies in the accompanying balance sheets are amortized on a straight-line basis over three years. The carrying value of intangible assets is periodically reviewed by the Company based on

SOFTAWARE, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 1999 (Continued)
--------------------------------------------------------------------------------

     the estimated future operating income of each acquired entity on an undiscounted cash flow basis. Based upon its most recent analysis, the Company believes that no impairment of intangible assets exists at December 31, 1999.

     Income Taxes - The Company accounts for income taxes under SFAS No. 109, Accounting for Income Taxes, which requires that deferred income taxes be recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting bases at rates based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

     Revenue Recognition - Revenues are comprised primarily of bandwidth charges, equipment co-location and storage fees, one-time fees for installation if required to provide services and consulting services. Bandwidth charges are billed and recognized monthly based on customer usage. All other revenues are based on flat-rate monthly charges. Installation fees are typically recognized at the time that installation occurs. To date, such revenues have not significantly exceeded the direct costs of installation. Revenue from consulting services are recognized as services are performed.

     Costs of Revenues - Cost of service consists of depreciation of network equipment used in providing the Company's service, fees paid to network providers for bandwidth, direct labor, and monthly fees for housing the Company's servers in third-party network data centers. The Company enters into contracts for bandwidth with third-party network providers with terms typically ranging from 24 months to three years. These contracts commit the Company to minimum monthly fees plus additional fees for bandwidth usage above the contracted level.

     Deferred Revenues - Deferred revenues primarily represent advanced billings to customers, or prepayments by customers prior to completion of installation or prior to provision of contractual bandwidth usage.

     Deferred Rent - Any defined rental escalations are recorded on the straight-line basis over the term of the related lease.

     Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Stock-Based Compensation - The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees.

SOFTAWARE, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 1999 (Continued)
--------------------------------------------------------------------------------

     Comprehensive Income - Effective January 1, 1998, the Company has adopted SFAS No. 130, Reporting Comprehensive Income. This statement establishes standards for the reporting of comprehensive income and its components. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from transactions and other events and circumstances from nonowner sources. For the years ended December 31, 1999, 1998 and 1997, there was no difference between net income (loss), as reported, and comprehensive income (loss).

     Segment Information - In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. This statement establishes standards for the way companies report information about operating segments in financial statements. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. In accordance with the provisions of SFAS No. 131, the Company has determined that it does not currently have any separately reportable operating segments. Revenues from consulting services have been insignificant.

     Risk and Uncertainties - Factors that may materially and adversely affect the Company's future operating results include: demand for and market acceptance of the Company's products and services; introductions of products and services or enhancements by the Company and its competitors; competitive factors that affect the Company's pricing; capacity utilization of the applications network; reliable continuity of service and network availability; the ability and cost of bandwidth and the Company's ability to increase bandwidth as necessary; the timing of customer installations; the mix of products and services sold by the Company; customer retention; the timing and success of marketing efforts and product and service introductions by the Company; the timing and magnitude of capital expenditures, including costs relating to the expansion of operations; the timely expansion of its network infrastructure; fluctuations in bandwidth used by customers; the retention of key personnel; conditions specific to the Internet industry and other general economic factors; and new government legislation and regulation.

     Recent Accounting Pronouncements - In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. The provisions of SFAS No. 133, as amended by SFAS No. 137, are effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. The Company is reviewing the impact of such pronouncement on its financial statements.

     In December 1999, the Securities and Exchange Commission (SEC) staff issued Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition in Financial Statements. SAB No. 101 summarizes the SEC staff's views in applying accounting principles generally accepted in the United States of America to revenue recognition in financial statements. The Company does not expect its implementation will have an effect on its revenue recognition policy.

SOFTAWARE, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 1999 (Continued)
--------------------------------------------------------------------------------

     In March 2000, the Financial Accounting Standards Board issued Interpretation No. 44 of Accounting Principles Board Opinion No. 25, Accounting for Certain Transactions Involving Stock Compensation, which, among other things, addressed accounting consequences of a modification that reduces the exercise price of a fixed stock option award (otherwise known as repricing). If the exercise price of a fixed stock option award is reduced, the award must be accounted for as variable price stock plan from the date of the modification to the date the award is exercised, is forfeited, or expires unexercised. The exercise price of an option award has been reduced if the fair value of the consideration required to be paid by the grantee upon exercise is less than or potentially less than the fair value of the consideration that was required to be paid pursuant to the award's original terms. The requirements about modifications to fixed stock option awards that directly or indirectly reduce the exercise price of an award apply to modifications made after December 15, 1998, and will be applied prospectively as of July 1, 2000. The Company does not believe the adoption of this interpretation would have an impact on the Company's financial statements.

     Reclassifications - Certain reclassifications have been made to prior year's balances to conform to current year's presentation.

2.   ACQUISITION

     Effective July 31, 1999, the Company acquired all the outstanding common stock of Packet Central, Inc., a California Corporation, for 224,647 shares of the Company's common stock valued at $318,999 and cash of $50,838. The acquisition was accounted for as a purchase and the purchase price was allocated to tangible net assets of $69,739 and goodwill of $377,563, which is being amortized on a straight-line basis over three years. Had the acquisition occurred at the beginning of the fiscal year in which the acquisition was completed, or the beginning of the immediately preceding year, combined pro forma net sales and net income would not have been materially different from that currently being reported.

SOFTAWARE, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 1999 (Continued)
--------------------------------------------------------------------------------

3.  PROPERTY AND EQUIPMENT

    Property and equipment consists of the following at December 31:

                                                                          1999              1998
      Leasehold improvements                                           $    984,852       $     61,542
      Machinery and equipment                                             1,737,555          1,070,005
      Furniture and fixtures                                                150,311             71,606
      Vehicles                                                                6,379              6,378
      Software                                                               81,725             54,240
                                                                       ------------       ------------

                                                                          2,960,822          1,263,771
      Less accumulated depreciation and amortization                       (913,124)          (397,091)
                                                                       ------------       ------------

                                                                       $  2,047,698       $    866,680
                                                                       ============       ============

4.  CAPITAL AND OPERATING LEASE COMMITMENTS

    Capital lease obligations are recorded at the present value of future minimum lease payments. Assets financed under capital leases included in property and equipment at December 31 are as follows:


                                                                          1999              1998
      Machinery and equipment                                           $ 1,230,816        $ 1,027,664
      Furniture and fixtures                                                 87,530             71,606
      Software                                                               72,677             54,240
                                                                        -----------        -----------

                                                                          1,391,023          1,153,510
      Less accumulated depreciation                                        (581,136)          (326,565)
                                                                        -----------        ----------

                                                                        $   809,887        $   826,945
                                                                        ===========        ===========

    Depreciation of property financed under capital leases was $274,835, $193,500, and $99,688 for the years ended December 31, 1999, 1998, and 1997, respectively.

SOFTAWARE, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 1999 (Continued)
--------------------------------------------------------------------------------

    Future annual minimum lease payments under capital leases and the present value of future minimum lease payments as of December 31, 1999 are as follows:

          2000                                                 $ 404,795
          2001                                                   146,519
          2002                                                    54,186
          2003                                                     3,176
                                                               ---------

          Total future minimum lease payments                    608,676
          Less amount representing interest                      (78,847)
                                                               ---------

          Present value of future minimum lease payments         529,829
          Less current portion                                  (347,000)
                                                               ---------

                                                               $ 182,829
                                                               =========

    The Company also leases office space and equipment under operating leases which expire on various dates through the year 2003.

    Future annual minimum lease payments under noncancelable operating lease arrangements at December 31, 1999, are as follows:


          2000                                                $1,491,042
          2001                                                 1,341,792
          2002                                                 1,041,480
          2003                                                   582,000
                                                              ----------

                                                              $4,456,314
                                                              ==========

    Rental expense under operating leases was approximately $373,485, $125,935, and $126,259 for the years ended December 31, 1999, 1998, and 1997, respectively.


5.  COMMITMENTS AND CONTINGENCIES

    Litigation - In the normal course of business, the Company is subject to various legal matters. In the opinion of management, the resolution of these matters will not have a material adverse effect on the operations, cash flows, and financial position of the Company.

SOFTAWARE, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 1999 (Continued)
--------------------------------------------------------------------------------

6.  INCOME TAXES

    The (benefit) provision for income taxes consisted of the following for the years ended December 31:

                                                      1999             1998            1997
       Current:
         Federal                                    $ (16,163)       $ 55,009        $  2,075
         State                                         (6,422)         21,445             800
                                                    ---------        --------        --------

                                                      (22,585)         76,454           2,875

       Deferred:
         Federal                                     (238,344)        (11,955)         41,836
         State                                        (52,146)         (7,361)         12,535
                                                    ---------        --------        --------

                                                     (290,490)        (19,316)         54,371

       Change in valuation allowance                  301,851                         (46,416)
                                                    ---------        --------        --------

                                                       11,361         (19,316)          7,955
                                                    ---------        --------        --------

       Tax (benefit) provision                      $ (11,224)       $ 57,138        $ 10,830
                                                    =========        ========        ========

    The difference between the provision for income taxes computed by applying the federal statutory tax rate to pretax income and the actual provision for income taxes results primarily from state taxes and nondeductible meals and entertainment expenses.

SOFTAWARE, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 1999 (Continued)
--------------------------------------------------------------------------------

    Major components of the Company's net deferred tax asset and deferred tax liability are as follows at December 31:

                                                       1999             1998           1997
         Depreciation                               $  53,616         $ 2,851        $  5,428
         Accrual to cash                              161,271           9,367         (28,816)
         AMT credit                                     2,075                           2,075
         State taxes                                                     (857)          1,645
         Charitable contribution carryforward             366                             366
         Federal net loss carryforward                 74,197                          11,163
         State net loss carryforward                   10,326                             184
                                                    ---------         -------        --------

                                                      301,851          11,361          (7,955)
         Valuation allowance                         (301,851)
                                                    ---------         -------        --------

         Net deferred tax asset                     $       -         $11,361        $ (7,955)
                                                    =========         =======        ========

    The Company has net operating loss carryforwards of approximately $218,000 and $10,000 available to offset federal and state income tax, respectively. These net operating loss carryforwards will begin expiring in the years 2019 and 2004 for federal and state, respectively. These net operating loss carryforwards may be subject to annual limitations pursuant to Internal Revenue Code Section 382.


7.  NOTE PAYABLE TO SHAREHOLDER

    The note payable to shareholder bears interest at 7% and the balance of $2,646 is due on January 1, 2001.


8.  MANDATORILY REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY

    Mandatorily Redeemable Convertible Series A Preferred Stock - In September 1999, the Company issued 4,593,023 shares of Series A preferred stock for $1.72 per share, resulting in net proceeds of $7,840,271.

SOFTAWARE, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 1999 (Continued)
--------------------------------------------------------------------------------

    Under the terms of the Series A Convertible Preferred Stock Purchase Agreement (the Agreement), the holders of the Series A preferred stock are entitled to dividends in preference to common stockholders, only to the extent dividends are declared by the Company's Board of Directors. Holders of Series A preferred stock are entitled to the number of votes equal to the number of shares of common stock that the Series A shares could be converted into on the date of the vote. Upon liquidation, the holders of Series A preferred stock receive, prior and in preference to the holders of common stock, their liquidation preference of $1.72 per share, subject to certain adjustments as defined by the Agreement. The holders of Series A preferred stock may convert their shares into common stock on a one for one basis, subject to certain adjustments as defined in the Agreement. The Series A preferred stock automatically converts into common stock upon an initial public offering yielding at least $30,000,000 in proceeds, a per share price in excess of $6.00 per share and meeting other factors defined in the Agreement.

    The Series A preferred stock is mandatorily redeemable by the Company at the earlier of: seven years from the date of issuance (September 10, 1999); the sale of substantially all of the Company's assets; or upon election of certain shareholders, as defined in the Agreement. The redemption price is the greater of the Series A issue price (subject to adjustment as defined in the Agreement), plus any declared, but unpaid dividends or fair market value of the Series A preferred stock, as determined by a third-party appraisal, at the time of redemption. During the year ended December 31, 1999, the Company recorded accretion of Series A preferred stock to its redemption value totaling $59,729. In accordance with Emerging Issues Task Force
    (EITF) Issue No. 00-7, unless the underlying preferred stock agreement is modified by December 31, 2000, the fair value of the mandatorily redeemable Series A preferred stock will be recorded as a liability, with changes in its fair value recognized in earnings.

    Common Stock - The Company's articles of incorporation authorize the issuance of up to 314,159,265 shares of the Company's common stock. At December 31, 1999, 17,699,739 shares of common stock were issued and outstanding. During the year ended December 31, 1999, the Company repurchased 1,105,514 shares of its common stock for $1,901,484 or $1.72 per share. In conjunction with this repurchase, the Company recorded an increase to accumulated deficit of $1,874,344 and a decrease of common stock of $27,140. During the year ended December 31, 1999, the Company's Board of Directors authorized the issuance of 697,500 shares of common stock to certain employees of the Company at no cost. The Company recorded compensation expense associated with this stock issuance aggregating $320,850 or $0.46 per share. The majority of this expense would be classified as general and administrative based on the employees who received such common stock at no cost.

    During the year ended December 31, 1997, the Company's Board of Directors authorized the issuance of 825,741 shares of common stock to certain employees and consultants of the Company. The stock was issued at a price of $0.01 per share. The Company recorded compensation expense associated with this stock issuance aggregating $135,742 or $0.16 per share. The majority of this expense would be classified as general and administrative based on the employees who received such common stock.

SOFTAWARE, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 1999 (Continued)
--------------------------------------------------------------------------------

9.  SUBSEQUENT EVENTS

    In January 2000, the Company acquired all the outstanding shares of Pacific Netcom, Inc. for aggregate consideration of $4,639,946, comprising $1,750,000 in cash and 1,555,201 shares of the Company's common stock valued at $1.72 per share. The acquisition will be accounted for as a purchase.

    In January 2000, the Company acquired certain assets of Subnet, Inc. for aggregate consideration of $183,747, comprising $109,747 in cash and forgiveness of amounts owed to the Company of $74,000.

    In January 2000, the Company entered into a term credit facility (the facility) allowing for aggregate borrowings of $10,000,000. The facility is comprised of a $2,500,000 initial portion which can be utilized by the Company, upon satisfaction of certain terms and conditions, to fund working capital and capital expenditure requirements and a $7,500,000 portion, which can be utilized by the Company, upon satisfaction of certain terms and conditions, to fund the acquisitions. Advances under the facility are available through June 30, 2001, at which time the outstanding balance converts into a term loan with quarterly principle payments due through October 2004. Outstanding borrowings under the facility will bear interest at a reference rate plus 1.75%. The facility contains certain restrictive covenants, including the maintenance of certain financial ratios.

    In January 2000, the Company approved the 1999 Stock Option/Stock Issuance Plan (the 1999 Plan). Under the terms of the 1999 Plan, the Company may grant options to purchase the Company's common stock or directly issue common stock to employees, nonemployee members of the Company's Board of Directors and consultants to the Company. The Company has reserved 6,500,000 shares of its common stock for grant under the 1999 Plan.

                                  * * * * * *

 Pacific Netcom, Inc.
 (formerly Pacific Netcom partnership)

Financial Statements for the Years
Ended December 31, 1999 and 1998,
and Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
 Pacific Netcom, Inc.:


We have audited the accompanying balance sheets of Pacific Netcom, Inc. (formerly Pacific Netcom partnership) (the Company) as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity, and cash flows for each of the three years ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Pacific Netcom, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.



DELOITTE & TOUCHE LLP

Costa Mesa, California
April 20, 2000

PACIFIC NETCOM, INC.
(formerly Pacific Netcom partnership)

BALANCE SHEETS
AS OF DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------

                                                                                     1999            1998
ASSETS

CURRENT ASSETS:
Cash and cash equivalents                                                          $ 39,897       $  214,462
Accounts receivable, net of allowance for doubtful accounts of
  $9,406 (1999) and $1,000 (1998)                                                   434,585          293,482
Prepaid expenses and other current assets                                            26,289           20,098
Inventory                                                                           113,048          199,235
Due from stockholders (Note 3)                                                                        99,754
                                                                                   --------       ----------

    Total current assets                                                            613,819          827,031

PROPERTY AND EQUIPMENT, net (Note 2)                                                 52,410           81,424

INTANGIBLE ASSET, net                                                               177,531          193,206

OTHER ASSETS                                                                          8,615            4,027
                                                                                   --------       ----------

                                                                                   $852,375       $1,105,688
                                                                                   ========       ==========

See accompanying notes to financial statements.

PACIFIC NETCOM, INC.
(formerly Pacific Netcom partnership)

BALANCE SHEETS
AS OF DECEMBER 31, 1999 AND 1998 (Continued)
--------------------------------------------------------------------------------

                                                                                    1999            1998
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable                                                                   $237,916       $  210,634
Line of credit (Note 7)                                                             246,508
Sales tax payable                                                                    36,421          211,369
Note payable to stockholder (Note 3)                                                 29,903           53,405
Accrued expenses                                                                     26,714            9,330
Accrued compensation                                                                 86,194           50,357
Customer deposits                                                                   110,545          123,320
                                                                                   --------       ----------

    Total current liabilities                                                       774,201          658,415

COMMITMENTS AND CONTINGENCIES (Note 4)

STOCKHOLDERS' EQUITY (Note 8):
Common stock, $0.01 par value; 1,000 shares authorized; 100 shares
  issued and outstanding at December 31, 1999 and 1998                                    1                1
Additional paid-in capital                                                           49,999           49,999
Retained earnings                                                                    28,174          397,273
                                                                                   --------       ----------

    Total stockholders' equity                                                       78,174          447,273
                                                                                   --------       ----------

                                                                                   $852,375       $1,105,688
                                                                                   ========       ==========

See accompanying notes to financial statements.

PACIFIC NETCOM, INC.
(formerly Pacific Netcom partnership)

STATEMENTS OF OPERATIONS
FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------


                                                                   1999             1998              1997
REVENUES (Note 5)                                               $4,337,963        $3,903,172        $4,495,625

COSTS OF REVENUES (Note 5)                                       3,527,995         2,998,855         3,641,290
                                                                ----------        ----------        ----------

GROSS PROFIT                                                       809,968           904,317           854,335

OPERATING EXPENSES:
Sales and marketing                                                445,985           345,855           340,022
General and administrative (Notes 4 and 6)                         523,255           386,896           342,381
                                                                ----------        ----------        ----------

    Total operating expenses                                       969,240           732,751           682,403
                                                                ----------        ----------        ----------

(LOSS) INCOME FROM OPERATIONS                                     (159,272)          171,566           171,932

OTHER (EXPENSE) INCOME:
Interest expense, net (Notes 3 and 7)                              (23,554)            3,143            31,201
Other income, net                                                   28,281            (7,470)          (13,033)
                                                                ----------        ----------        ----------

    Total other (expense) income, net                                4,727            (4,327)           18,168
                                                                ----------        ----------        ----------

(LOSS) INCOME BEFORE PROVISION FOR
  INCOME TAXES                                                    (154,545)          167,239           190,100

PROVISION FOR INCOME TAXES                                             800             2,509             4,364
                                                                ----------        ----------        ----------

NET (LOSS) INCOME                                               $ (155,345)       $  164,730        $  185,736
                                                                ==========        ==========        ==========

See accompanying notes to financial statements.

PACIFIC NETCOM, INC.
(formerly Pacific Netcom partnership)

STATEMENTS OF STOCKHOLDERS' EQUITY
FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------

                                                                        Additional                              Total
                                                Common stock              paid-in          Retained          stockholders'
                                           ------------------------
                                            Shares          Amount        capital          earnings             equity
BALANCE, January 1, 1997                           -      $     -      $           -     $   252,048             $ 252,048

Distribution of owners' equity of
  the former Pacific Netcom
  partnership                                                                               (150,430)             (150,430)

Issuance of common stock                         100            1             49,999                                50,000

Net income                                                                                   185,736               185,736
                                           ---------      -------      -------------     -----------             ---------

BALANCE, December 31, 1997                       100            1             49,999         287,354               337,354

Distribution to stockholders                                                                 (54,811)              (54,811)

Net income                                                                                   164,730               164,730
                                           ---------      -------      -------------     -----------             ---------

BALANCE, December 31, 1998                       100            1             49,999         397,273               447,273

Distribution to stockholders (Note 3)                                                       (213,754)             (213,754)

Net loss                                                                                    (155,345)             (155,345)
                                           ---------      -------      -------------     -----------             ---------

BALANCE, December 31, 1999                       100      $     1      $      49,999     $    28,174             $  78,174
                                           =========      =======      =============     ===========             =========

See accompanying notes to financial statements.                                5

PACIFIC NETCOM, INC.
(formerly Pacific Netcom partnership)

STATEMENTS OF CASH FLOWS
FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------

                                                                        1999             1998             1997
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income                                                    $(155,345)       $ 164,730        $ 185,736
Adjustments to reconcile net (loss) income to net cash
  (used in) provided by operating activities:
  Depreciation and amortization                                         59,966           40,162           23,856
  Bad debt provision                                                    25,050            1,000
  Changes in operating assets and liabilities:
    Accounts receivable                                               (166,153)         (38,738)          41,377
    Prepaid expenses and other current assets                           (6,191)           1,354          (19,212)
    Inventory                                                           86,187           57,059         (131,979)
    Other assets                                                        (4,588)                           (1,771)
    Accounts payable                                                    27,282           15,652           65,693
    Sales tax payable                                                 (174,948)        (128,305)         245,285
    Accrued expenses and accrued compensation                           53,221           (9,085)          54,891
    Customer deposits                                                  (12,775)         (37,983)         161,303
                                                                     ---------        ---------        ---------

        Net cash (used in) provided by operating activities           (268,294)          65,846          625,179

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment                                     (15,277)         (19,755)         (69,974)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on line of credit                                           246,508
Due from stockholders                                                                   (78,566)         (21,188)
Distribution to stockholders                                          (114,000)         (54,811)
Payments on note payable to stockholder                                (23,502)         (65,113)        (181,406)
                                                                     ---------        ---------        ---------

        Net cash provided by (used in) financing activities            109,006         (198,490)        (202,594)
                                                                     ---------        ---------        ---------

NET (DECREASE) INCREASE IN CASH AND
  CASH EQUIVALENTS                                                    (174,565)        (152,399)         352,611

CASH AND CASH EQUIVALENTS, beginning of year                           214,462          366,861           14,250
                                                                     ---------        ---------        ---------
CASH AND CASH EQUIVALENTS, end of year                               $  39,987        $ 214,462        $ 366,861
                                                                     =========        =========        =========

See accompanying notes to financial statements.                                6

PACIFIC NETCOM, INC.
(formerly Pacific Netcom partnership)

STATEMENTS OF CASH FLOWS
FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 1999 (Continued)
--------------------------------------------------------------------------------

                                                    1999      1998      1997
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION - Cash paid during the year for:
  Interest                                        $24,009   $ 5,401   $13,033
                                                  =======   =======   =======
  Income taxes                                    $ 1,982   $ 1,382   $ 1,600
                                                  =======   =======   =======

SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING ACTIVITIES:
During 1999, it was determined that the amounts due from stockholders of $99,754 at December 31, 1998, would be recorded as distributions to the stockholders during 1999.

In February 1997, the owners' equity of the former Pacific Netcom partnership of $150,430 was distributed to the stockholders in the form of a note payable to stockholders of $100,430 and 100 shares of common stock valued at $50,000 to the two founders.

See accompanying notes to financial statements.                                7

PACIFIC NETCOM, INC.
(formerly Pacific Netcom partnership)

NOTES TO FINANCIAL STATEMENTS
FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Nature of Operations - Pacific Netcom, Inc. (formerly Pacific Netcom partnership) (the Company) was incorporated in the State of California on September 17, 1996. As part of the incorporation, the Company distributed the owners' capital in the former Pacific Netcom partnership as of February 1, 1997, to the stockholders in the form of notes payable to stockholders in the aggregate amount of $100,430 and 100 shares of common stock with a par value of $.01 per share valued at $50,000 to the two founders. The Company designs and installs computer network systems. The Company also provides network system integration, local and wide area network management, and service support of these installed network environments.

    Basis of Presentation - The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

    Cash and Cash Equivalents - Cash and cash equivalents include cash and certificates of deposit with original maturities of less than 90 days.

    Accounts Receivable - Accounts receivable arise in the normal course of granting trade credit to customers. The Company performs credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential credit losses.

    Inventory - Inventory is stated at the lower of cost (first-in, first-out) or market. All inventory is classified as raw materials.

    Property and Equipment - Property and equipment are stated at cost and depreciated over the estimated useful lives, which range from three to five years, on a straight-line basis. Leasehold improvements are amortized over the shorter of the useful life of the improvement or the term of the related lease.

    Long-Lived Assets - The Company accounts for the impairment and disposition of long-lived assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of. In accordance with SFAS No. 121, long-lived assets to be held are reviewed for events or changes in circumstances which indicate that their carrying value may not be recoverable. The Company periodically reviews the carrying value of long-lived assets to determine whether or not impairment to such value has occurred by assessing their net realizable values based on estimated undiscounted cash flows over their remaining useful lives. Based on its most recent operating profitability analysis, the Company believes that no impairment exists at December 31, 1999.

    Intangible Asset - Intangible asset consists of the excess of cost over net assets acquired (goodwill), of $235,000, which arose from an acquisition of a business in 1996 and is being amortized on a straight-line method over 15 years. Accumulated amortization was $57,469, $41,794, and $26,119 as of December 31, 1999, 1998, and 1997, respectively.

PACIFIC NETCOM, INC.
(formerly Pacific Netcom partnership)

NOTES TO FINANCIAL STATEMENTS
FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 1999 (Continued)
--------------------------------------------------------------------------------


    The Company evaluates the recoverability of its goodwill at each balance sheet date. The recoverability of goodwill is determined by comparing the carrying value of the goodwill to the estimated operating income of the related entity on an undiscounted cash flow basis. Any impairment is recorded at the date of determination. Based on the Company's most recent analysis, the Company believes that goodwill is recoverable at December 31, 1999.

    Income Taxes - The Company has elected to be taxed for federal and state purposes under the provision of Subchapter S of the Internal Revenue Code and similar state statutes. Accordingly, the Company's current taxable income is treated as if it were allocated to the stockholders, who are responsible for the payment of taxes thereon. In accordance with the provisions of the California Revenue and Taxation Code regarding S corporations, the Company continues to pay income taxes at the rate of 1.5% of taxable income.

    Revenue Recognition - The Company recognizes revenues associated with services as services are provided to its customers. Revenue associated with equipment sales is recognized upon shipment.

    Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Comprehensive Income - Effective January 1, 1998, the Company adopted SFAS No. 130, Reporting Comprehensive Income. This statement establishes standards for the reporting of comprehensive income and its components. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from transactions and other events and circumstances from nonowner sources. For each of the years ended December 31, 1999, 1998, and 1997, there was no difference between net income (loss), as reported, and comprehensive income (loss).

    Recent Accounting Pronouncements - In December 1999, the Securities and Exchange Commission (SEC) staff issued Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition in Financial Statements. SAB No. 101 summarizes the SEC staff's views in applying generally accepted accounting principles to revenue recognition in financial statements. The Company does not expect its implementation will have an effect on its revenue recognition policy.

PACIFIC NETCOM, INC.
(formerly Pacific Netcom partnership)

NOTES TO FINANCIAL STATEMENTS
FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 1999 (Continued)
--------------------------------------------------------------------------------

2.  PROPERTY AND EQUIPMENT

    Property and equipment consists of the following at December 31:


                                                        1999             1998

    Leasehold improvements                            $  2,410         $  2,410
    Furniture and fixtures                              43,682           29,255
    Computer equipment                                  80,426           79,576
    Vehicles                                             7,000            7,000
                                                      --------         --------

                                                       133,518          118,241
    Less accumulated depreciation and amortization     (81,108)         (36,817)
                                                      --------         --------

                                                      $ 52,410         $ 81,424
                                                      ========         ========



3.  DUE FROM STOCKHOLDERS AND NOTE PAYABLE TO STOCKHOLDER

    Amounts due from stockholders at December 31, 1998, arose from advances to stockholders. During 1999, it was determined that all amounts due from stockholders would be recorded as distributions to stockholders in 1999.

    Note payable to stockholder consists of the following at December 31:

                                                                           1999        1998
    Note payable to stockholder, with interest accruing at a rate
      of 8% per annum, due on demand                                      $ 29,903    $ 53,405
    Less current portion                                                   (29,903)    (53,405)
                                                                          --------    --------

                                                                          $      -    $      -
                                                                          ========    ========

PACIFIC NETCOM, INC.
(formerly Pacific Netcom partnership)

NOTES TO FINANCIAL STATEMENTS
FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 1999 (Continued)
--------------------------------------------------------------------------------

4.  COMMITMENTS AND CONTINGENCIES

    Operating Leases - The Company leases its building facility under a noncancelable operating lease which expires September 2004 with an option to renew for an additional three years. Future annual minimum lease payments under this noncancelable operating lease arrangement at December 31, 1999, are as follows:

       Year ending December 31:
         2000                                                           $ 85,620
         2001                                                             85,620
         2002                                                             85,620
         2003                                                             85,620
         2004                                                             64,215
                                                                        --------

                                                                        $406,695
                                                                        ========


    Rental expense under operating leases was approximately $65,555, $48,247, and $34,411 for the fiscal years ended December 31, 1999, 1998, and 1997, respectively.

    Litigation - The Company is involved from time to time in litigation or claims arising in the ordinary course of business. While the ultimate liability, if any, arising from these claims cannot be predicted with certainty, the Company believes that the resolution of these matters will not likely have a material adverse effect on the Company's financial statements.


5.  MAJOR CUSTOMERS AND SUPPLIERS

    Customer Concentration - Sales to one customer represented approximately 19% and 49% of the Company's total sales for the years ended December 31, 1998 and 1997, respectively. No customers represented more than 10% of the Company's sales for the year ended 1999. The loss of or reduction in sales to any such customer could have a material adverse effect on the Company's business, operating results, and financial condition.

    Supplier Concentration - The Company purchased approximately 31%, 58%, and 47% of its products from two vendors for the years ended December 31, 1999, 1998, and 1997, respectively. No other suppliers represented more than 10% of the Company's purchases for the years ended December 31, 1999, 1998, and 1997. Any inability to obtain products in the amounts needed on a timely basis could result in delays in product introductions or interruptions in product shipments, which could have a material adverse effect on the Company's business, operating results, and financial condition.

PACIFIC NETCOM, INC.
(formerly Pacific Netcom partnership)

NOTES TO FINANCIAL STATEMENTS
FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 1999 (Continued)
--------------------------------------------------------------------------------

6.  BENEFIT PLAN

    In January 1998, the Company established and adopted a 401(k) plan. All full-time employees of the Company are eligible to participate after reaching age 21 and after completion of six months of service. Under the terms of the 401(k) plan, the Company will match 20% of participant contributions, up to 5% of each participant's elective deferral. Employees vest in employer contributions to the plan over a five-year period. The Company recorded expense of $2,267 and $4,285 for plan contributions for the years ended December 31, 1999 and 1998, respectively.


7.  LINE OF CREDIT

    In May 1999, the Company entered into a $250,000 Business Ready Credit agreement with a bank. Borrowings are collateralized by substantially all of the assets of the Company. Interest and charges (not principal) are due monthly unless the Company's right to obtain loans under this agreement are canceled. If canceled, the outstanding principal and interest balance is due in 24 equal consecutive monthly installments. Interest is payable at the bank's prime rate (8.50% at December 31, 1999) plus 1.25%. The amounts outstanding are guaranteed by the two stockholders of the Company. At December 31, 1999, available borrowings under the facility were $3,492.


8.  SUBSEQUENT EVENTS

    In January 2000, 100% of the outstanding common stock of the Company was purchased by SoftAware, Inc., a California corporation, for aggregate consideration of $4,639,946, comprised primarily of $1,750,000 in cash and 1,555,201 shares of common stock of SoftAware, Inc., a California corporation, valued at $1.72 per share.

                                       * * * * * *

SOFTAWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                               June 30, 2000     December 31, 1999
                                                                                (unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents                                                       $ 4,563,917         $ 4,977,712
Accounts receivable, net of allowance for doubtful accounts of
  $74,917 (unaudited) (2000) and  $34,707 (1999)                                  1,311,011             520,949
Other receivables                                                                    14,123              21,821
Prepaid expenses and other current assets                                           168,242             207,858
Inventory                                                                           226,966
                                                                                ----------------------------------

    Total current assets                                                          6,284,259           5,728,340

PROPERTY AND EQUIPMENT, net                                                       5,499,796           2,047,698

GOODWILL, net of accumulated amortization of
$832,771 (2000) and $66,026 (1999)                                                4,402,744             335,163

OTHER ASSETS                                                                        410,891              63,574
                                                                                ----------------------------------

                                                                                $16,597,690         $ 8,174,775
                                                                                ===========         ===========

SOFTAWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Continued)

                                                                               June 30, 2000     December 31, 1999
                                                                                (unaudited)
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

CURRENT LIABILITIES:
Accounts payable                                                                $ 1,768,041         $   363,813
Accrued expenses                                                                    512,450             323,163
Accrued Bandwidth                                                                   526,920             272,710
Accrued Compensation                                                                 37,663             186,684
Current portion of capital lease obligations                                        309,139             347,000
                                                                                ----------------------------------

     Total current liabilities                                                    3,154,213           1,493,370

CAPITAL LEASE OBLIGATIONS, net of current portion                                    29,597             182,829

NOTE PAYABLE TO STOCKHOLDER AND OTHER LIABILITIES                                     4,075               9,422
LONG TERM DEBT                                                                    4,500,000

COMMITMENTS AND CONTINGENCIES

MANDATORILY REDEEMABLE, convertible preferred stock,
   no par value; Series A, 4,593,023 shares designated, issued and
   outstanding                                                                    7,900,000           7,900,000

STOCKHOLDERS' (DEFICIT) EQUITY:
Common stock, no par value; 314,159,265 shares authorized;
   20,471,782 (unaudited) (2000) and 17,699,739 (1999) shares issued
   and outstanding                                                                7,012,340           1,265,708

Notes receivable from stockholders                                               (1,018,066)
Accumulated deficit                                                              (4,984,469)         (2,676,554)
                                                                                ----------------------------------

   Net stockholders' (deficit) equity                                             1,009,805          (1,410,846)

                                                                                $16,597,690         $ 8,174,775
                                                                                ===========         ===========

SOFTAWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999

                                                                              2000                 1999
                                                                           (unaudited)          (unaudited)
REVENUES                                                                  $  7,943,223           $2,782,041

COSTS OF REVENUES                                                            4,613,996            1,244,364
                                                                          ---------------------------------

GROSS PROFIT                                                                 3,329,227            1,537,677

OPERATING EXPENSES:
Sales and marketing                                                            959,287              335,164
General and administrative                                                   3,984,176            1,102,522
Research and Development                                                       342,075                    0
Compensation expense associated with common                                    245,911              320,850
  stock issuance
                                                                          ---------------------------------

    Total operating expenses                                                 5,531,449            1,758,536

LOSS FROM OPERATIONS                                                        (2,202,222)            (220,859)

OTHER (INCOME) EXPENSE:
Interest expense                                                              (280,320)             (54,280)
Interest income                                                                177,693                5,355
Other (loss) income                                                             (3,066)              70,873
                                                                          ---------------------------------

    Total other (expense) income                                              (105,693)              21,948

                                                                          ---------------------------------
NET LOSS                                                                  $ (2,307,915)          $ (198,911)
                                                                          =================================

SOFTAWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999

                                                                                              2000                      1999
                                                                                           (unaudited)               (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income                                                                          $(2,307,915)              $(198,911)
Adjustments to reconcile net (loss) income to net cash
  provided by operating activities, net of the effects of the acquisition:
  Issuance of common stock for services performed                                               171,653
  Compensation expense associated with common stock
    issuance                                                                                     74,258                320,850
  Deferred Financing Costs                                                                       22,877
  Interest income on note receivable from sale of common stock                                  (20,289)
  Provision for doubtful accounts                                                               123,650                 24,378
  Depreciation and amortization                                                               1,269,455                142,906
  Changes in operating assets and liabilities,
    net of acquisition:
    Accounts receivable                                                                        (501,291)              (122,803)
    Other receivables                                                                             7,698                      0
    Prepaid expenses and other current assets                                                    70,470                 26,142
    Inventory                                                                                  (116,589)                     0
    Other assets                                                                               (362,792)               (18,415)
    Accounts payable                                                                          1,032,491                 34,056
    Accrued expenses, bandwidth and compensation                                               (214,544)               486,637
    Other liabilities                                                                            (6,776)                     -
                                                                                           -----------------------------------
        Net cash (used in) provided by operating activities                                    (757,644)               694,840

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment                                                           (3,902,400)               (99,758)
Cash paid for acquisition, net of cash acquired                                              (2,064,087)                     0
                                                                                           -----------------------------------
        Net cash used in investing activities                                                (5,966,487)               (99,758)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on capital lease obligations                                                          (191,093)              (184,442)
Issuance of common stock                                                                      2,000,000
Payments on note payable to stockholder                                                           1,429                 (3,585)
Proceeds from long term debt                                                                  4,500,000
                                                                                           -----------------------------------
        Net cash provided by (used in) financing activities                                   6,310,336               (188,027)


NET (DECREASE) INCREASE IN CASH
  AND CASH EQUIVALENTS                                                                        (413,795)               407,055

CASH AND CASH EQUIVALENTS, beginning of year                                                  4,977,712                383,635
                                                                                           -----------------------------------
CASH AND CASH EQUIVALENTS, end of year                                                     $  4,563,917              $ 790,690
                                                                                           ============              =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION - Cash paid during the year for:
  Interest                                                                                 $    281,012              $  64,994
                                                                                           ============              =========
  Income taxes                                                                             $     --                  $  12,500
                                                                                           ============              =========

SUPPLEMENTAL DISCLOSURES RELATED TO ACQUISITION OF PACIFIC NETCOM
Cash Paid, net of cash acquired                                                              (2,064,087)
Fair value of assets acquired                                                                   688,676
Goodwill                                                                                      4,649,365
Common stock issued                                                                          (2,502,944)
                                                                                           ------------
Liabilities Assumed                                                                             771,010
                                                                                           ============

In January 2000, the Company acquired certain assets of Subnet, Inc. for aggregate consideration of $183,747. As a result of this transaction, amounts due to SoftAware from Subnet, Inc. of $74,000 was forgiven and the remaining $109,747 was recorded as a current liability included in accounts payable.

In March 2000, the common stock valued at $997,777 was purchased with a note receivable by which was recorded as contra equity.

                       SOFTAWARE, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
          ----------------------------------------------------------

1. General

In the opinion of Management, the unaudited consolidated financial statements of SoftAware, Inc. and subsidiaries (the Company) reflect all adjustments, which consist only of normal and recurring adjustments, necessary to present fairly the financial position at June 30, 2000 and December 31, 1999 and the results of operations and the changes in financial position for the six month periods ended June 30, 2000 and 1999, in accordance with accounting principles generally accepted in the United States.

These financial statements should be read in conjunction with the consolidated financial statements and notes thereto contained in the SoftAware, Inc. and subsidiary and Pacific Netcom, Inc.'s financial statements as of December 31, 1999 and 1998 and each of the three years in the period ended December 31, 1999.

Due to the cyclical nature of the business, the results of operations for the periods presented are not necessarily indicative of the results to be expected for a full fiscal year.

Certain reclassifications have been made to the December 31, 1999 balances in order to conform to the June 30, 2000 presentation.

2. Acquisitions and Financing Agreement

In January 2000, the Company acquired all the outstanding shares of Pacific Netcom, Inc. for aggregate consideration of approximately $4.6 million. The acquisition will be accounted for as a purchase.

In January 2000, the Company acquired certain assets of Subnet, Inc. for aggregate consideration of $183,747, comprising $109,747 in cash and forgiveness of amounts owed to the Company of $74,000.

In January 2000, the Company entered into a term credit facility (the facility) allowing for aggregate borrowings of $10,000,000. The facility is comprised of a $2,500,000 initial portion which can be utilized by the Company, upon satisfaction of certain terms and conditions, to fund working capital and capital expenditure requirements and a $7,500,000 portion, which can be utilized by the Company, upon satisfaction of certain terms and conditions, to fund the acquisitions. Advances under the facility are available through June 30, 2001, at which time the outstanding balance converts into a term loan with quarterly principle payments due through October 2004. Outstanding borrowings under the facility will bear interest at a reference rate plus 1.75%. The facility contains certain restrictive covenants, including the maintenance of certain financial ratios.

3. Stockholders' Equity

In March 2000, 580,102 stock options were exercised in accordance with the Company's 1999 Stock Option/Stock Issuance Plan (1999 Plan) which was adopted in January 2000. The common stock issued in this transaction is subject to vesting terms consistent with the four year vesting term of the stock options: exercisable immediately and vests 25% one year from date of grant and ratably for the remaining 36 months. Certain employees exercised their stock options through the issuance of a full recourse note payable to the Company. The notes payable were issued at a below market interest rate which result in a new measurement date for financial reporting purposes. Aggregate compensation expense of $891,096 resulting from the remeasurement will be recorded over the vesting term of the common stock. Compensation expense related to the six month period ended June 30, 2000 of $74,258 was recorded in consolidated statements of operations.

4. Subsequent Event

In September 2000, the Company's outstanding stock was was acquired by Digital Island, Inc.